EXHIBIT 10.1

                      INDEMNIFICATION AGREEMENT
                      -------------------------

           This Agreement is made as of the 19th day of January, 2005 by and among Graham Corporation, a Delaware corporation (the
"Company"), and William C. Johnson ("Agent") with reference to the following facts:

           The Agent is currently serving as President and Chief Executive Officer of the Company and as a member of its Board of Directors ("Board") and the Company wishes the Agent to continue in such capacity. The Agent is willing, under certain circumstances, to continue in such capacity.

           In addition to the indemnification to which the Agent is entitled pursuant to the Certificate of Incorporation of the Company, and as additional consideration for the Agent's service, the Company has, in the past, furnished at its expense directors' and officers' liability insurance protecting the Agent in connection with such service.

           In order to induce the Agent to continue to serve as a Director and Officer for the Company and in consideration for his continued service, the Company hereby agrees to indemnify the Agent as follows:

          1. The Company will pay on behalf of the Agent, and his executors, administrators or assigns, any amount which he is or becomes legally obligated to pay because of any claim or claims made against him because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which he has committed or suffered, or which he commits or suffers, while acting in his capacity as a Director or Officer of the Company and any of its subsidiaries and solely because of his status as a Director or Officer. The payments which the Company will be obligated to make hereunder shall include, inter alia, damages, judgments, settlements and costs, cost of investigation (excluding salaries of officers or employees of the Company) and costs of defense of legal actions, claims or proceedings and appeals therefrom, and costs of attachment or similar bonds; provided however, that the Company shall not be obligated to pay fines or other obligations or fees imposed by law or otherwise which it is prohibited by applicable law from paying as indemnity or for any other reason.

           2. If a claim under this Agreement is not paid by the Company, or on its behalf, within ninety days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.







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           3.    In the event of payment under this Agreement,  the
Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent, who shall execute all documents required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

          4. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against the
Agent:

               (a) for which payment is actually made to the Agent under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

                (b) for which the Agent is entitled to indemnity and/or payment by reason of having given notice of any circumstance which might give rise to a claim under any policy of insurance, the terms of which have expired prior to the effective date of this Agreement;

                (c) for which the Agent is indemnified by the Company otherwise than pursuant to this Agreement;

               (d) based upon or attributable to the Agent gaining in fact any personal profit or advantage to which he was not legally entitled;

                (e) for an accounting of profits made from the purchase or sale by the Agent of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statute or common law; or

                (f) brought about or contributed to by illegal or dishonest conduct on the part of the Agent seeking payment hereunder; however, notwithstanding the foregoing, the Agent shall be protected under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonest conduct on his part, unless a judgment or other final adjudication thereof adverse to the Agent shall establish that he (i) committed acts of active and deliberate dishonesty, with (ii) actual dishonest purpose and intent, which acts were material to the cause of action so adjudicated.

           5. No costs, charges or expenses for which indemnity shall be sought hereunder shall be incurred without the Company's consent, which consent shall not be unreasonably withheld.










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           6.   The Agent, as a condition precedent to his right to
be indemnified under this Agreement, shall give to the Company notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this
Agreement.   Notice  to  the  Company  shall  be  directed  to  the
Secretary of the Company, c/o 20 Florence Avenue, Batavia, New York 14020 (or to such other address as to the Company may designate in writing to the Agent); notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, the Agent shall give the Company such information and cooperation as it reasonably may require and as shall be within the Agent's power.

           7. Costs and expenses (including attorneys' fees) incurred by the Agent in defending or investigating any action, suit, proceeding or investigation shall be paid by the Company as they are incurred in advance of the final disposition of such matter; provided, however, that the Agent must pay to the Company the amount of any such costs and expenses for which the Agent has been indemnified with respect to such matter, if it is ultimately determined by a court of final adjudication that the Agent is not entitled to indemnification under the terms of this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, no indemnification for costs and expenses shall be made by the Company if a determination is reasonably and promptly made
(1) by the Board by a majority vote of a quorum of disinterested directors, or alternatively, (2) if so directed by a quorum of disinterested directors, by independent legal counsel; or (3) if a quorum of disinterested directors is not obtainable, by independent legal counsel, that, based upon the facts known to the Board or such independent counsel at the time such determination is made,
(a) the Agent acted in bad faith or in a manner that he or she did not believe to be in or not opposed to the best interest of the Company, or (b) with respect to any criminal proceeding, the Agent believed or had reasonable cause to believe his conduct was unlawful, or (c) the Agent deliberately breached his duty to the Company or its stockholders.

           8. In the event that the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to the Agent in whole or part, the Company shall contribute to the payment of the Agent's liabilities in an amount that is just and equitable in the circumstances, taking into account, among other things, payments by other directors and officers of the Company or its subsidiaries for their respective liabilities in consequence of the event or events which gave rise to the Agent's liability. The Company and the Agent agree that, in the absence of personal enrichment, acts of intentional fraud or dishonesty or criminal conduct on the part of the Agent, it would not be just and equitable for the Agent to contribute to the payment of Losses arising out of any action, suit, proceeding or investigation in an amount greater than five percent (5%) of the aggregate cash compensation paid to the Agent for service as an officer of the Company during the 12 months preceding the commencement of such action, suit, proceeding or investigation.

           9. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one document.

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           10.   Nothing herein shall be deemed to diminish or  oth
erwise restrict the Agent's right to indemnification under any provision of the certificate of incorporation or by-laws of the Company or under Delaware law.

          11. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflict of laws provisions thereof.

           12. This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of Agent.

           13.   If  any provision or provisions of this  Agreement
shall be held to be invalid, illegal or unenforceable for any reason whatsoever (i) the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to Agent to the fullest enforceable extent.


           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.


                                   GRAHAM CORPORATION



                                   By: /s/Jerald D. Bidlack
                                       --------------------
                                       Jerald D. Bidlack,
                                       Chairman




                                       WILLIAM C. JOHNSON


                                       /s/William C. Johnson
                                       ___________________